As filed with the Securities and Exchange Commission on May 13, 1997
                                                   Registration No. 333-25999
                                                                    333-25999-01

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 Amendment No. 1
                                       To
                                    Form S-3
             Registration Statement under the Securities Act of 1933

                                   ----------


        INDEPENDENT BANK CORP.                    INDEPENDENT CAPITAL TRUST I
(Exact name of Registrant as specified         (Exact name of Registrant as
           in its charter)                     specified in its trust agreement)

         MASSACHUSETTS
(State or other jurisdiction of                           DELAWARE
 incorporation or organization)                (State or other jurisdiction of
                                               incorporation or organization)
           ---------
                                                         ---------
             6022
  (Primary Standard Industrial                              6719
  Classification Code Number)                   (Primary Standard Industrial
                                                Classification Code Number)
           04-2870273
        (I.R.S. Employer                               Applied for
        Identification No.)                         (I.R.S. Employer
                                                    Identification No.)

                                   ----------

                                288 Union Street
                          Rockland, Massachusetts 02370
                                 (617) 878-6100
  (Address, including zip code, and telephone number, including area code, of
                   Registrants' principal executive offices)

                                   ----------

                                Richard J. Seaman
                             Chief Financial Officer
                             Independent Bank Corp.
                                288 Union Street
                          Rockland, Massachusetts 02370
                                 (617) 878-6100
 (Name, address, including zip code, and telephone number, including area code, of agents for service)

                                   ----------

                                   Copies to:

         Norman B. Antin, Esq.                    Vince Pisano, Esq.
Elias, Matz, Tiernan & Herrick L.L.P.   Skadden, Arps, Slate, Meagher & Flom LLP
     734 15th Street, N.W.                        919 Third Avenue
     Washington, D.C. 20005                    New York, New York 10022

                                   ----------

        Approximate Date of Commencement of Proposed Sale to the Public:
   As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. |_|

                                   ----------

      The Registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

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

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

SEC registration fee                                          $  8,713
NASD fee                                                         3,400
Nasdaq fees                                                     17,500
Trustees' fees and expenses                                      6,000
Legal fees and expenses                                        115,000*
Rating agency fees and expenses                                 20,000*
Accounting fees and expenses                                    40,000*
Printing expenses                                               60,000*
Underwriters expenses                                           75,000*
Miscellaneous expenses                                          34,387*
  Total                                                       --------
                                                              $380,000
                                                              ========

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* Estimated.

Item 16. Exhibits and Financial Statement Schedules

Exhibit No.                         Description
-----------                         -----------

1           Form of Underwriting Agreement*
4.1         Indenture of the Corporation relating to the Junior Subordinated
            Debentures*
4.2         Form of Certificate of Junior Subordinated Debenture (included as
            Exhibit A to Exhibit 4.1)*
4.3         Certificate of Trust of Independent Capital Trust I*
4.4         Amended and Restated Declaration of Trust of Independent Capital
            Trust I*
4.5         Form of Trust Preferred Security Certificate for Independent Capital
            Trust I (included as Exhibit A to Exhibit 4.4)*
4.6         Form of Guarantee of the Corporation relating to the Trust Preferred
            Securities*
5.1         Opinion and consent of Elias, Matz, Tiernan & Herrick L.L.P. as to legality of the Junior Subordinated Debentures and the Guarantee to be issued by the Corporation
5.2         Opinion of Skadden, Arps, Slate, Meagher & Flom LLP as to legality of the Trust Preferred Securities to be issued by Independent
            Capital Trust I
8           Opinion of Elias, Matz, Tiernan & Herrick L.L.P. as to certain federal income tax matters
12.1        Computation of ratio of earnings to fixed charges (excluding interest on deposits)*
12.2        Computation of ratio of earnings to fixed charges (including interest on deposits)*
23.1        Consent of Arthur Anderson LLP*
23.2        Consent of Elias, Matz, Tiernan & Herrick L.L.P. (included in
            Exhibit 5.1)
23.3        Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in
            Exhibit 5.2)
24          Power of Attorney of certain officers and directors of the
            Corporation (located on the signature page to Form S-3)*
25.1        Form T-1 Statement of Eligibility of The Bank of New York to act as
            trustee under the Indenture*
25.2        Form T-1 Statement of Eligibility of The Bank of New York to act as
            trustee under the Declaration of Trust of Independent Capital Trust
            I*
25.3        Form T-1 Statement of Eligibility of The Bank of New York under the
            Guarantee for the benefit of the holders of the Trust Preferred
            Securities*

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* Previously filed.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, Independent Bank Corp. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rockland, State of Massachusetts on the 13th day of May 1997.

                        INDEPENDENT BANK CORP.


                        By: /s/ John F. Spence, Jr.
                           --------------------------------------------------
                            John F. Spence, Jr.
                            Chairman of the Board and Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



/s/ Richard S. Anderson*                       Date:  May 13, 1997
-----------------------------------
Richard S. Anderson
Director


/s/ Donald K. Atkins*                          Date:  May 13, 1997
-----------------------------------
Donald K. Atkins
Director


/s/ W. Paul Clark*                             Date:  May 13, 1997
-----------------------------------
W. Paul Clark
Director

                                               Date:  May 13, 1997
-----------------------------------
Robert L. Cushing
Director


                                               Date:  May 13, 1997
-----------------------------------
Benjamin A. Gilmore, II
Director


/s/ Lawrence M. Levinson*                      Date:  May 13, 1997
-----------------------------------
Lawrence M. Levinson
Director


/s/ Douglas H. Philipsen                       Date:  May 13, 1997
-----------------------------------
Douglas H. Philipsen
Director and President


/s/ Richard H. Sgarzi*                         Date:  May 13, 1997
-----------------------------------
Richard H. Sgarzi
Director


/s/ John F. Spence, Jr.                        Date:  May 13, 1997
-----------------------------------
John F. Spence, Jr.
Chairman of the Board and
  Chief Executive Officer
(principal executive officer)


/s/ Robert J. Spence*                          Date:  May 13, 1997
-----------------------------------
Robert J. Spence
Director


/s/ William J. Spence*                         Date:  May 13, 1997
-----------------------------------
William J. Spence
Director


/s/ Brian S. Tedeschi*                         Date:  May 13, 1997
-----------------------------------
Brian S. Tedeschi
Director


/s/ Thomas J. Teuten*                          Date:  May 13, 1997
-----------------------------------
Thomas J. Teuten
Director

/s/ Richard J. Seaman                          Date:  May 13, 1997
-----------------------------------
Richard J. Seaman
Chief Financial Officer and Treasurer
(principal financial and accounting officer)

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*By Douglas H. Philipsen, attorney-in-fact.

      Pursuant to the requirements of the Securities Act of 1933, Independent Capital Trust I certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rockland, State of Massachusetts, on the 13th day of May 1997.

                                          INDEPENDENT CAPITAL TRUST I


                                          By: /s/ Douglas H. Philipsen
                                              -----------------------------
                                               Douglas H. Philipsen
                                               Administrative Trustee


                                          By: /s/ Richard J. Seaman
                                              -----------------------------
                                               Richard J. Seaman
                                               Administrative Trustee


                                          By: /s/ Russell N. Viau
                                              -----------------------------
                                               Russell N. Viau
                                               Administrative Trustee

                                  EXHIBIT INDEX

Exhibit No.                         Description
-----------                         -----------

1           Form of Underwriting Agreement*
4.1         Indenture of the Corporation relating to the Junior Subordinated
            Debentures*
4.2         Form of Certificate of Junior Subordinated Debenture (included as
            Exhibit A to Exhibit 4.1)*
4.3         Certificate of Trust of Independent Capital Trust I*
4.4         Amended and Restated Declaration of Trust of Independent Capital
            Trust I*
4.5         Form of Trust Preferred Security Certificate for Independent Capital
            Trust I (included as Exhibit A to Exhibit 4.4)*
4.6         Form of Guarantee of the Corporation relating to the Trust Preferred
            Securities*
5.1         Opinion and consent of Elias, Matz, Tiernan & Herrick L.L.P. as to legality of the Junior Subordinated Debentures and the Guarantee to be issued by the Corporation
5.2         Opinion of Skadden, Arps, Slate, Meagher & Flom LLP as to legality of the Trust Preferred Securities to be issued by Independent
            Capital Trust I
8           Opinion of Elias, Matz, Tiernan & Herrick L.L.P. as to certain federal income tax matters
12.1        Computation of ratio of earnings to fixed charges (excluding interest on deposits)*
12.2        Computation of ration of earnings to fixed charges (including interest on deposits)*
23.1        Consent of Arthur Anderson LLP*
23.2        Consent of Elias, Matz, Tiernan & Herrick L.L.P. (included in
            Exhibit 5.1)
23.3        Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in
            Exhibit 5.2)
24          Power of Attorney of certain officers and directors of the
            Corporation (located on the signature page to the Form S-3)*
25.1        Form T-1 Statement of Eligibility of The Bank of New York to act as
            trustee under the Indenture*
25.2        Form T-1 Statement of Eligibility of The Bank of New York to act as
            trustee under the Declaration of Trust of Independent Capital Trust
            I*
25.3        Form T-1 Statement of Eligibility of The Bank of New York under the
            Guarantee for the benefit of the holders of the Trust Preferred
            Securities*

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* Previously filed.